Exhibit 10.92
EXHIBIT A
TO
ARTICLES OF INCORPORATION AMENDMENT – DOMESTIC BUSINESS CORPORATION
ERIE INDEMNITY COMPANY
     Article 7 of the Articles of Incorporation of Erie Indemnity Company (the “Corporation”) is hereby amended to add new subsections (h) and (i), the full text of which read as follows:
          “(h) Any action required or permitted to be taken at a meeting of the holders of Class B Common Stock may be taken without a meeting if consent or consents thereto signed by the holders of a majority of the Class B Common Stock then outstanding shall be filed in writing with the Secretary of the Corporation.
            (i) All or any classes and series of shares of Common Stock of the Corporation, or any part thereof, may be represented by certificates or be uncertificated.”

46